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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): February 22, 2008


                                  IVOICE, INC.
                                  ------------
             (Exact name of registrant as specified in its chapter)



 NEW JERSEY                         000-29341                    51-0471976
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 (State of                         (Commission                (I.R.S. Employer
organization)                      File Number)              Identification No.)


      750 HIGHWAY 34, MATAWAN, NJ                                   07747
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  (732) 441-7700
                                                     --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2008, iVoice, Inc. (the "Company") entered into an Amendment Agreement dated February 21, 2008 with YA Global Investments L.P. ("YA Global") whereby the terms of a Secured Convertible Debenture dated May 26, 2006 with an original principal amount of $1,250,000 were amended whereby:

     a. The term of this secured convertible debenture was extended from the original expiration date of May 25, 2008 to May 25, 2010.

     b. The interest rate was revised from 7.5% to 15% effective March 1, 2008.

     c. The conversion price was revised from ninety percent (90%) to seventy percent (70%) of the lowest Closing Bid Price of the Common Stock during the thirty (30) days trading days immediately preceding the Conversion Date, as quoted by Bloomberg, LP.

The Company also agreed to fully repay a second Secured Convertible Debenture held by YA Global originally dated May 11, 2006 on its expiration date of May 11, 2008 with a current principal amount equal to $4,986,510.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

  (d)       Exhibits

            10.1 Amendment Agreement dated February 21, 2008 by and between iVoice, Inc. and YA Global Investments LP.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVOICE, INC,

Date: February 26, 2008                 By: /s/ Jerome R. Mahoney
                                            ---------------------
                                            Jerome R. Mahoney
                                            President, Secretary and Chief
                                            Executive Officer


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                                INDEX OF EXHIBITS

     10.1 Amendment Agreement dated February 21, 2008 by and between iVoice, Inc. and YA Global Investments LP.